UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

GUGGENHEIM CREDIT INCOME FUND

GUGGENHEIM CREDIT INCOME FUND 2016 T

GUGGENHEIM CREDIT INCOME FUND 2019

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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GUGGENHEIM CREDIT INCOME FUND

GUGGENHEIM CREDIT INCOME FUND 2016 T

GUGGENHEIM CREDIT INCOME FUND 2019
330 Madison Avenue
New York, New York 10017

JOINT NOTICE OF JOINT SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON May 12, 2025

May 12, 2025, 10:00 a.m. Central Time

[April 8], 2025

To the Shareholders of Guggenheim Credit Income Fund,

Guggenheim Credit Income Fund 2016 T, and

Guggenheim Credit Income Fund 2019:

A joint special meeting of shareholders of each of Guggenheim Credit Income Fund (“GCIF” or the “Master Fund”), Guggenheim Credit Income Fund 2016 T (“GCIF 2016T”) and Guggenheim Credit Income Fund 2019 (“GCIF 2019” and, together with GCIF 2016T, the “Feeder Funds”) (each, a “Company” and, collectively, the “Companies”), or the “Joint Meeting,” will be held on May 12, 2025, at 10:00 a.m. Central Time, at the offices of Guggenheim Partners Investment Management, LLC at 227 West Monroe Street, Chicago, Illinois 60606.

The Joint Meeting will be held for the following purposes:

I.	For shareholders of each Company, including shareholders of each Feeder Fund voting with respect to the Master Fund on a pass-through basis, to consider and approve the withdrawal of its election to be regulated as a business development company under the U.S. Investment Company Act of 1940 and its subsequent liquidation and dissolution; and
II.	For the shareholders of the Master Fund, including shareholders of each Feeder Fund voting on a pass-through basis, to consider and approve the sale of certain illiquid assets held by the Master Fund to permit the liquidation and dissolution of all of the Companies and the distribution of sale proceeds to shareholders.

THE BOARD OF TRUSTEES OF EACH COMPANY UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL I AND THE INDEPENDENT TRUSTEES COMMITTEE OF EACH COMPANY UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL II.

You have the right to receive notice of and to vote at the Joint Meeting if you were a shareholder of record at the close of business on March 24, 2025. Please complete, sign, date and return your proxy card to us in the enclosed, postage-prepaid envelope at your earliest convenience, even if you plan to attend and vote at the Joint Meeting. If you prefer, you can authorize your proxy through the Internet or by telephone as described in the joint proxy statement and on the enclosed proxy card. You may revoke your proxy prior to its exercise and vote at the Joint Meeting. In the event that there are not sufficient shareholders present for a quorum, the Joint Meeting may be adjourned and/or delayed from time to time, in the manner provided in our bylaws, until a quorum will be present or represented. A list of these shareholders will be open for examination by any shareholder for any purpose germane to the Joint Meeting for a period of 10 days prior to the Joint Meeting at the offices of Guggenheim Partners Investment Management, LLC at 227 West Monroe Street, Chicago, Illinois 60606.

If you have any questions about the proposals to be voted on, please call our solicitor, EQ Fund Solutions, LLC, at 866-864-7964.

By Order of the Board of Trustees of each Company,

ii

_______________________________

Brian E. Binder

330 Madison Avenue

New York, New York 10017

[April 8], 2025

This is an important meeting. To ensure proper representation at the Joint Meeting, please complete, sign, date and return the proxy card in the enclosed, postage-prepaid envelope, or authorize a proxy to vote your shares by telephone or through the Internet. Even if you authorize a proxy prior to the Joint Meeting, you still may attend the Joint Meeting, revoke your proxy, and vote your shares.

iii

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE JOINT MEETING	3
PROPOSAL I: APPROVAL OF BDC ELECTION WITHDRAWAL AND LIQUIDATION AND DISSOLUTION BY EACH COMPANY	7
Background	7
Board Considerations and Conclusions with respect to the BDC Election Withdrawal and Liquidation and Dissolution	8
Termination of Exchange Act Reporting	8
Certain U.S. Income Tax Considerations Related to Proposal I	8
Risks Associated with the BDC Election Withdrawal and Timeline	8
Required Vote	8
PROPOSAL II: APPROVAL OF THE Sale Transactions BY THE MASTER FUND	9
Background and Reasons for the Sale Transactions	9
Assets To Be Sold – The Illiquid Assets and Valuation Analysis	9
Summary of Terms of the Sale Transactions	12
Risks of Non-Consummation of the Sale Transactions	12
Certain U.S. Income Tax Considerations of the Proposals	13
Independent Trustee Committee Considerations with Respect to the Sale Transactions	14
Required Vote	15
Financial and Other Information	16
FORWARD LOOKING STATEMENTS	16
SHAREHOLDER COMMUNICATIONS	16
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	17

GUGGENHEIM CREDIT INCOME FUND

GUGGENHEIM CREDIT INCOME FUND 2016 T

GUGGENHEIM CREDIT INCOME FUND 2019
330 Madison Avenue
New York, New York 10017

JOINT PROXY STATEMENT

Joint Special Meeting of Shareholders

This joint proxy statement (the “Joint Proxy Statement”) is furnished in connection with the solicitation of proxies by the Boards of Trustees (collectively, the “Board of Trustees”) of Guggenheim Credit Income Fund (“GCIF” or the “Master Fund”), Guggenheim Credit Income Fund 2016 T (“GCIF 2016T”) and Guggenheim Credit Income Fund 2019 (“GCIF 2019” and, together with GCIF 2016T, the “Feeder Funds”) (each, a “Company” and, collectively, the “Companies”) for use at the joint special meeting of the shareholders of the Companies (the “Joint Meeting”) to be held on May 12, 2025, at 10:00 a.m. Central Time, at the offices of Guggenheim Partners Investment Management, LLC (referred to herein as “Guggenheim” or, in its capacity as investment adviser to the Companies, the “Advisor”) at 227 West Monroe Street, Chicago, Illinois, and at any adjournments or delays thereof. This Joint Proxy Statement and accompanying materials are first being provided to shareholders on or about [April 11], 2025.

The Joint Meeting will be held for the following purposes:

I.	For shareholders of each Company, including shareholders of each Feeder Fund voting with respect to the Master Fund on a pass-through basis, to consider and approve the withdrawal of its election to be regulated as a business development company (a “BDC”) under the U.S. Investment Company Act of 1940 (the “1940 Act”) and its subsequent liquidation and dissolution (the “BDC Election Withdrawal and Liquidation and Dissolution”) (“Proposal I”); and
II.	For the shareholders of the Master Fund, including shareholders of each Feeder Fund voting on a pass-through basis, to consider and approve the sale of certain illiquid assets (the “Illiquid Assets”) held by the Master Fund (the “Sale Transactions”) to permit the liquidation and dissolution of all of the Companies and the distribution of sale proceeds to shareholders (“Proposal II”).

It is important that every shareholder authorize a proxy so that we can achieve a quorum and hold the Joint Meeting. For each Company, the presence at the Joint Meeting, in person or by proxy, of its shareholders entitled to cast one-third of the votes entitled to be cast at the Joint Meeting (without regard to class) shall constitute a quorum.

If a quorum is not met, then we will be required to adjourn the meeting and incur additional expenses to continue to solicit additional votes. Abstentions will be included when determining the presence of a quorum. Shares of beneficial interests of each of the Companies (the “Shares”) for which brokers have not received voting instructions from the beneficial owner of the Shares (which are considered “broker non-votes” with respect to such proposals) will also be treated as Shares present for quorum purposes. If a quorum is not present, the Companies may adjourn the Joint Meeting to a date not more than 120 days after the Record Date without further notice, other than announcement at the Joint Meeting, to solicit additional proxies. The persons named as proxies will vote those proxies “FOR” such adjournment. Any business that might have been transacted at the Joint Meeting as originally noticed may be transacted at any adjourned meetings at which a quorum is present. If you are a beneficial owner of Feeder Fund Shares held by a broker or other custodian, you may instruct the broker or other custodian that holds your Shares as to how to vote your Shares via the voting instruction form included with this Joint Proxy Statement. All voting instruction forms timely received by the broker or other custodian that holds your Shares, and not duly revoked, will be voted in accordance with the instructions marked thereon. However, if you do not provide your broker or other custodian of your Shares with specific voting instructions, then your Shares are referred to as “uninstructed shares.” The broker or other custodian cannot vote uninstructed Shares on a “non-routine” matter and will inform the inspector of election that it does not have the authority to vote on such matters with respect to your Shares. This is referred to as a “broker non-vote.”

We have engaged a proxy solicitor, who may call you and ask you to vote your Shares. The proxy solicitor will not attempt to influence how you vote your Shares, but only ask that you take the time to cast a vote. You may also be asked if you would like to authorize your proxy over the telephone and to have your voting instructions transmitted to our proxy tabulation firm. Proxies may also be solicited by officers, trustees and regular supervisory and executive employees of the Advisor, none of whom will receive any additional compensation for their services.

We encourage you to vote, either by voting in person at the Joint Meeting or by granting a proxy (i.e., authorizing someone to vote your Shares). If you properly sign and date the accompanying proxy card or authorize a proxy to vote your Shares by telephone or through the Internet, and we receive it in time for the Joint Meeting, the persons named as proxies will vote the Shares registered directly in your name in the manner that you specified. If you give no instructions on the proxy card, the Shares covered by the proxy card will be voted:

•	FOR the approval of the BDC Election Withdrawal and Liquidation and Dissolution; and
•	FOR the approval of the Sale Transactions.

If you are a shareholder “of record” (i.e., you hold Shares directly in your name), you may revoke a proxy at any time before it is exercised by notifying the applicable Company’s Secretary in writing, by submitting a properly executed, later-dated proxy, or by voting in person at the Joint Meeting. Any shareholder of record attending the Joint Meeting may vote in person whether or not he or she has previously authorized a proxy.

If your Shares are held for your account by a broker, trustee, bank or other institution or nominee, you may vote such Shares by making an arrangement with such broker, trustee, bank or other institution or nominee concerning how such Shares should be voted.

If your Shares are registered in the name of a bank or brokerage firm, you may be eligible to vote your Shares electronically via the Internet or by telephone.

For information on how to obtain directions to attend the Joint Meeting, please see the section below titled “Questions and Answers About the Joint Meeting” or contact our solicitor, EQ Fund Solutions, LLC, at 866-864-7964. For simplicity, this Joint Proxy Statement sometimes, where appropriate in context, uses the term “shareholders” to include shareholders of the Feeder Funds and the Master Fund, uses the terms “we,” “us” or “our” to include the Companies, uses the term “shares” to include shares of beneficial interest, and uses the term “common shares” to include common shares of beneficial interest.

QUESTIONS AND ANSWERS ABOUT THE JOINT MEETING

In this section of the Joint Proxy Statement, we answer some common questions regarding the Joint Meeting.

When and where will the Joint Meeting be held?

The Joint Meeting will be held on May 12, 2025, at 10:00 a.m. Central Time, at the offices of Guggenheim Partners Investment Management, LLC at 227 West Monroe Street, Chicago, Illinois 60606. This Joint Proxy Statement and the accompanying materials are being mailed to shareholders of record described below on or about [April 11], 2025.

Who can vote?

You are entitled to attend and participate in the Joint Meeting only if you are a record shareholder of a Company as of the close of business on the record date for the Joint Meeting, which is March 24, 2025 (the “Record Date”), or you hold a valid proxy for the Joint Meeting.

How can I access the Joint Proxy Statement and other materials?

This Joint Proxy Statement and each Company’s most recent Annual Report on Form 10-K, including audited financial statements for the fiscal year ended December 31, 2024, are available upon written request, without charge. Each Company’s most recent Annual Report on Form 10-K is incorporated herein by reference. See “Financial and Other Information” below. All of each Company’s filings can also be obtained for free on the SEC’s website at www.sec.gov.

For more information, please visit www.guggenheiminvestments.com/credit-income-fund.

What am I voting on?

The Companies have been winding down and selling their investments since an initial plan of liquidation was approved in March 2021 for each Company (collectively, the “Liquidation Plan”), and the Companies have been paying regular distributions to their shareholders since then, pursuant to the Liquidation Plan. The approvals sought by this Joint Proxy Statement are necessary for the Companies to withdraw their elections to be regulated as a BDC under the 1940 Act and to liquidate and dissolve completely.

The assets held by the Companies, as of the dates set forth herein, are composed in large part of the Illiquid Assets, which cannot be sold in orderly market transactions. Subject to a number of conditions, including a vote by shareholders approving the Sale Transaction, it is proposed that the Illiquid Assets be sold to Guggenheim or an affiliate. The proceeds from the Sale Transactions will be distributed with the other cash assets of the Companies to shareholders prior to their final liquidation and dissolution.

If neither of the Proposals, or if only one of the Proposals, is approved by shareholders of the Companies, as applicable, then the Companies would continue operating in their current form and management would then have to consider alternatives, which, as discussed in more detail in this Joint Proxy Statement, are not currently believed to be beneficial to the Companies and their shareholders.

How are Master Fund Shares voted in a "master-feeder" fund structure?

Direct shareholders of the Master Fund will vote their Shares directly. Each Feeder Fund has agreed to pass through any Master Fund proposal to its shareholders and will vote all of its Master Fund Shares in accordance with the voting instructions of its shareholders. As a result, the Boards of Trustees of the Feeder Funds need your voting instructions as to how your Feeder Fund should vote its Master Fund Shares.

With respect to Proposal I, a vote cast by a shareholder of the Feeder Fund will be deemed a vote with respect to the Master Fund and the applicable Feeder Fund.

How may I vote?

You may vote either by attending the Joint Meeting or by authorizing a proxy by telephone, on the internet or by mail in accordance with the instructions provided below.

Your vote is important. By authorizing a proxy promptly, the expense of a second mailing or additional solicitations by other means, including, in person and by telephone, facsimile and email, will be avoided.

You may authorize your proxy:

•	Via the internet. Vote.proxyonline.com
•	By telephone.
o	Automated touch-tone voting line: 888-227-9348
o	Live representative – Monday through Friday, 9:00 a.m. to 10:00 p.m. Eastern Time: 866-864-7964
•	By mail. You may vote by proxy by filling out the enclosed proxy card and returning it in the envelope provided. Please allow sufficient time for your proxy card to be timely received prior to 11:59 p.m., Eastern Time, on May 11, 2025, which is the day before the Joint Meeting.
•	In person. You may vote in person at the Joint Meeting by requesting a ballot when you arrive. You must bring valid picture identification, such as a driver’s license or passport, and may be requested to provide proof of share ownership as of the Record Date, such as a copy of your account statement.

You may receive more than one set of proxy materials if you hold Shares in more than one account. Furthermore, you will receive multiple proxy cards if you are a shareholder of one of the Feeder Funds, as Feeder Fund shareholders are being asked to vote on matters concerning the Feeder Fund in which they are invested as well as to vote on a pass-through basis on matters concerning the Master Fund. Please be sure to vote each proxy card you receive. If we do not hear from you, our proxy solicitor, EQ, may contact you. This will ensure that your vote is counted even if you cannot or do not wish to attend the Joint Meeting. If you have any questions about the proposals or how to vote, you may call EQ at 866-864-7964 and a representative will assist you.

Shares represented by valid proxies will be voted at the Joint Meeting in accordance with the directions given. If the enclosed proxy card is signed and returned without any directions given, the Shares will be voted “FOR” the proposals described in this Joint Proxy Statement.

The Board of Trustees does not intend to present, and has no information indicating that others will present, any business at the Joint Meeting, other than as set forth in this Joint Proxy Statement. However, if other matters requiring the vote of shareholders properly come before the Joint Meeting, it is the intention of the persons named in the accompanying proxy to vote the proxies held by them in their discretion.

What constitutes a quorum and may the Joint Meeting be adjourned?

For each Company, the presence at the Joint Meeting, in person or by proxy, of its shareholders entitled to cast one-third of the votes entitled to be cast at the Joint Meeting (without regard to class) shall constitute a quorum.

If, however, such quorum is not present at the Joint Meeting, the chairman of the Joint Meeting or the shareholders entitled to vote at such meeting, present in person or by proxy, may adjourn the meeting to a date not more than 120 days after the Record Date without notice other than announcement at the Joint Meeting.

Feeder Fund Shares will effectively contribute to the number of Master Fund Shares present for the purposes of determining if there is a quorum if you:

•	are entitled to vote and you are present in person at the Joint Meeting; or
•	have properly authorized a proxy via the Internet, by telephone or by mail.

A shareholder vote may be taken on one of the proposals in this Joint Proxy Statement prior to such adjournment if sufficient votes have been received for approval and it is otherwise appropriate. If a quorum is present, the persons named as proxies will vote “FOR” any proposal in favor of such adjournment.

What is the required vote for approval of each proposal?

Proposal I. A vote of the majority of the Shares of each Company, with shareholders of each Feeder Fund voting with respect to the Master Fund on a pass-through basis, is required for approval of each Company’s BDC Election Withdrawal and Liquidation and Dissolution.

Proposal II. A vote of the majority of the Shares of the Master Fund, with shareholders of each Feeder Fund voting on a pass-through basis, is required for approval of the Sale Transactions.

Shares of the Companies held by Guggenheim and affiliates of Guggenheim will be voted as “abstain.” Abstentions will be included when determining the presence of a quorum.

Do I have any appraisal rights in connection with my Shares and the proposal contained herein?

No. Shareholders do not have any appraisal rights in connection with their Shares and the proposals contained herein.

Can I change my vote or revoke my proxy after I authorize my proxy?

Yes. Any shareholder who has given a proxy has the right to revoke it at any time prior to its exercise either by attending the Joint Meeting and voting his or her Shares at the Joint Meeting or by submitting a letter of revocation or a later-dated proxy to the applicable Company at the below address prior to the date of the Joint Meeting. Your attendance at the Joint Meeting will not, by itself, revoke a proxy previously authorized by you. We will honor the proxy card or authorization with the latest date.

Proxy revocation notices should be sent to [Company], 227 West Monroe Street, Chicago, Illinois 60606, Attention: Amy Lee, Secretary.

Who will count the votes?

Representatives of Guggenheim or their designees or its designee will count the votes and will serve as the inspector of elections. The inspector of elections will tabulate affirmative and negative votes, abstentions and broker non-votes. Votes withheld and abstentions will be counted in determining whether a quorum has been reached.

Who pays for this proxy solicitation?

Each Company will bear its pro rata share of the expenses of the solicitation of proxies. In addition to mail and e-mail, proxies may be solicited personally, via the Internet or by telephone or facsimile, by regular employees of the Companies’ adviser or administrator, and its affiliates and/or a paid solicitor. No additional compensation will be paid to such regular employees for such services. We have retained a solicitor and we estimate that we will pay an aggregate of approximately $58,000 plus out-of-pocket expenses for such services and you could be contacted by telephone on behalf of us and be urged to vote. The solicitor will not attempt to influence how you vote your Shares, but will only ask that you take the time to cast a vote. We will reimburse brokers and other persons holding the Companies’ Shares in their names, or in the names of nominees, for their expenses for forwarding proxy materials to principals and beneficial owners and obtaining their proxies.

What is the difference between a shareholder of record and a beneficial owner of Shares?

Shareholders of record own Shares that are registered directly in their name with the Companies’ transfer agent, DST Systems, Inc. The Joint Notice of Joint Meeting, Joint Proxy Statement and proxy card are being sent directly to shareholders of record by the Companies. Shareholders of record have the right to vote in person at the Joint Meeting or to grant a voting proxy directly to anyone to vote in their place.

Beneficial owners of Shares own Shares that are held in a stock brokerage account or by a bank or other nominee. The Joint Notice of Joint Meeting, Joint Proxy Statement and proxy card are being forwarded to beneficial owners by their respective broker, bank or other nominee who is considered, with respect to those Shares, the stockholder or limited partner of record. A beneficial owner has the right to direct its broker, bank or other nominee on how to vote and is also invited to attend the Joint Meeting. A beneficial owner may vote Shares by returning a proxy card to the applicable Company or by making an arrangement with its broker, bank or other nominee concerning how such broker, bank or other nominee should vote its Shares.

A beneficial owner may also vote its Shares in person at the Joint Meeting, if the beneficial owner brings a brokerage statement reflecting its stock ownership as of the Record Date.

VOTING SECURITIES

As of the Record Date, there were [ ] , [ ] and [ ] Shares of GCIF, GCIF 2016T and GCIF 2019, respectively. The following sets forth certain information as to those persons who, to our knowledge, owned 5% or more of the Shares of the applicable Company as of [ ], 2025. Information regarding ownership of Shares by each of the Companies’ executive officers and trustees, and all of the Companies’ officers and trustees as a group, is included in the section below titled “Security Ownership of Management and Certain Beneficial Owners.”

GCIF

Shareholder	Number of Shares Held	% of Outstanding Shares Held

GCIF 2016T

Shareholder	Number of Shares Held	% of Outstanding Shares Held

GCIF 2019

Shareholder	Number of Shares Held	% of Outstanding Shares Held

PROPOSAL I: APPROVAL OF BDC ELECTION WITHDRAWAL AND LIQUIDATION AND DISSOLUTION BY EACH COMPANY

Background

The Board Trustees of each Company is soliciting proxies of the shareholders of the Company to approve the BDC Election Withdrawal and Liquidation and Dissolution of each Company. Feeder Fund shareholders will vote as one class on the Master Fund’s BDC Election Withdrawal and Liquidation and Dissolution on a pass-through basis. The approval of each Company’s BDC Election Withdrawal and Liquidation and Dissolution is also a condition to and predicate of the entry by the Master Fund into the Sale Transactions, which is discussed in detail under “Proposal II – Approval of Sale Transactions by the Master Fund” below. Accordingly, the discussion herein related to the BDC Election Withdrawal and Liquidation and Dissolution and the related rationales for each is also helpful to understand the rationales for approving Proposal II.

The Master Fund and each Feeder Fund are Delaware statutory trusts. The Master Fund has historically invested primarily in privately negotiated loans to private middle market U.S. companies. It has elected to be regulated as a BDC under the 1940 Act and serves as the master fund in a master fund/feeder fund structure, of which the Feeder Funds are the feeder funds in the structure. Each of the Feeder Funds has similarly elected to be regulated as a BDC, and each Feeder Fund’s principal investment strategy is to invest substantially all of its assets in the Master Fund.

To provide substantial shareholder liquidity, the Board of Trustees approved the Liquidation Plan in March 2021. Since March 2021, the Master Fund has realized the value of its investments and provided the proceeds through quarterly liquidating distributions to its shareholders, including the Feeder Funds. The Feeder Funds, in turn, have made corresponding quarterly liquidating distributions to their own shareholders with the proceeds received from the Master Fund.

From the Master Fund’s inception until December 31, 2020, preceding the Liquidation Plan, the Companies returned $141.6 million to their shareholders. Since March 2021, the Companies have returned $375.2 million to their shareholders.

Such liquidation distributions have continued to decrease the net asset value of the Master Fund from approximately $199 million as of December 31, 2020 to approximately $9.38 million as of December 31, 2024. The net asset value per common share of the Master Fund has decreased commensurately from $7.56, as of December 31, 2020, to $0.37 as of December 31, 2024. Part of the remaining assets in the Master Fund’s portfolio represent the Illiquid Assets, including holdings related to loan workouts/restructurings, whose terms or other characteristics have resulted in protracted unwindings or exits by the Master Fund. It is anticipated that—without further action—the Illiquid Assets would remain in the Master Fund’s portfolio for the reasonably foreseeable future.

As BDCs, each of the Companies is subject to ongoing annual operating costs that are substantial, particularly relative to the current asset base. For example, as BDCs under the 1940 Act, and public reporting companies subject to the reporting requirements of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Companies are subject to extensive regulatory and compliance related costs, including costs related to filing required periodic reports, legal services, custody services, administration and audit fees and expenses, and certain other fixed and variable costs. During the fiscal year ended December 31, 2024, the Companies have incurred operating expenses in the amount of $2.8 million. These costs are borne indirectly by shareholders of the Master Fund and Feeder Funds. Given the small size of the Companies, it is not practicable or advisable to continue to incur these costs, which are incurred largely on account of the Companies being regulated as BDCs under the 1940 Act.

In addition, in view of the long-term impracticability of the Companies continuing to make liquidating distributions on a substantially diminished asset base and with Illiquid Assets, as well as the impracticability of causing the Companies to continue to bear considerable ongoing fixed and variable costs, Guggenheim believes that it would be in the best interests of the shareholders of each Company for each Company to cease operations as a BDC and to liquidate and dissolve. Guggenheim has recommended to the Board of Trustees that it approve these measures and, in turn, the Board of Trustees has approved them. Shareholder approval is also required to effect the BDC Withdrawal and Liquidation and Dissolution for each Company.

If Proposal I is approved, after implementation of the BDC Election Withdrawal and subsequent to the Sale Transactions, discussed in detail under Proposal II, the Companies would be able to make complete liquidating distributions in final redemption of each shareholder’s interest and completion of the Liquidation Plan. The foregoing approach provides for the most expeditious return of shareholder capital. Guggenheim and the Board of Trustees believes that effecting the BDC Withdrawal and Liquidation and Dissolution is advisable and in the best interests of shareholders.

Board Considerations and Conclusions with respect to the BDC Election Withdrawal and Liquidation and Dissolution

Reduced Regulatory and Compliance Costs. Based on information provided by, and the recommendations of, Guggenheim, as well as their own considerations, the Board of Trustees considered that to maintain each Company as a BDC until their assets matured or could otherwise be disposed of in orderly market transactions would result in each Company incurring significant regulatory and compliance-related costs as a percentage of a significantly diminished asset base and the erosion over time of such remaining assets by operating expenses. The Board of Trustees further considered that these costs are borne indirectly by shareholders. For these reasons, the Board of Trustees concluded that it was in the best interests of the Companies and their shareholders to liquidate and dissolve, which will be possible if the Proposals are approved, rather than have each Company continue to operate as a BDC with an illiquid asset base and ongoing operating costs, or other solutions that further delay the ultimate liquidation of the Companies.

Termination of Exchange Act Reporting

Shareholder approval is not required to terminate registration under Section 12(g) of the Exchange Act. As a result, consummation of the Sale Transactions and Liquidation and Dissolution, each Company also intends to terminate its registration under Section 12(g) of the Exchange Act in order to further lower ongoing regulatory and compliance costs and burdens. As a result, each Company will no longer be required to file periodic reports on Form 10-K, Form 10-Q, Form 8-K, proxy statements and other reports required under the Exchange Act. This Joint Proxy Statement shall satisfy the Companies’ requirement to file current reports on Form 8-K related to the BDC Election Withdrawal and Liquidation and Dissolution for each Company and the Sale Transactions.

Certain U.S. Income Tax Considerations Related to Proposal I

For a discussion of the tax considerations related to each Company’s BDC Election Withdrawal and Liquidation and Dissolution, please refer to “Certain U.S. Income Tax Considerations of the Proposals” under Proposal II below.

Risks Associated with the BDC Election Withdrawal and Timeline

Shareholders should be aware of the risks associated with each Company’s BDC Election Withdrawal, namely that certain shareholder protections under the 1940 Act and other of the federal securities laws, including certain reporting requirements under the Exchange Act, would no longer apply. The Companies intend to effect the BDC Election Withdrawal and Liquidation and Dissolution and Sale Transactions as soon as practicable upon shareholder approval thereof.

If shareholders approve the BDC Election Withdrawal for each Company, the withdrawal will become effective upon receipt by the SEC of each Company’s notification of withdrawal of election to be regulated as a BDC. Each Company anticipates filing the Form N-54C with the SEC as soon as practicable after receipt of shareholder approval and any other required approvals or consents. Then the Master Fund will affect the Sale Transactions, make a last distribution and liquidate.

Required Vote

A vote of the majority of the Shares of each Company, with shareholders of each Feeder Fund voting with respect to the Master Fund on a pass-through basis, is required for approval of each Company’s BDC Election Withdrawal and Liquidation and Dissolution.

The Board of Trustees recommends that you vote “FOR” Proposal I.

PROPOSAL II: APPROVAL OF THE Sale Transactions BY THE MASTER FUND

Pursuant to the delegation by the Board of Trustees of each Company to its committee comprised of those trustees that are not interested persons of such Company (as defined by Section 2(a)(19) of the 1940 Act) (collectively, the “Independent Trustees”) (collectively, the “Independent Trustee Committee”), the Independent Trustees Committee considered and unanimously approved the entry into one or more Sale Transactions whereby, subsequent to the consummation of the BDC Election Withdrawal of the Master Fund, and immediately prior to the complete liquidation, which is subject to approval by shareholders of the Master Fund as described under Proposal I above, Guggenheim and/or an affiliate would purchase certain illiquid assets, referred to herein as the “Illiquid Assets,” from the Master Fund, referred to herein collectively as the “Sale Transactions.” Further, pursuant to the Master Fund’s Amended and Restated Declaration of Trust, the Master Fund may not sell assets to the trustees or any affiliate thereof, including Guggenheim and its affiliates, or sell all or substantially all of its assets, unless such sale is duly approved by the holders of a majority of the outstanding Shares of the Master Fund. Accordingly, proxies for approval by shareholders of the Master Fund, including shareholders of each Feeder Fund voting on a pass-through basis, of the Master Fund’s entry into such Sale Transactions are being sought. Consummation of these transactions is also contingent upon approval of Proposal I.

Background and Reasons for the Sale Transactions

In accordance with the Liquidation Plan, the Master Fund has since March 2021 operated with a view to make liquidating distributions of proceeds from realized portfolio investments or investments otherwise reduced to cash. The Feeder Funds, in turn, have made corresponding quarterly liquidating distributions to their own shareholders with the proceeds received from the Master Fund. These distributions have decreased the net asset value of the Master Fund substantially, so that, as of the date of this Joint Proxy Statement, the Master Fund’s portfolio is comprised of cash and Illiquid Assets that—without further action—would remain in the Master Fund’s portfolio for the reasonably foreseeable future. Such Illiquid Assets are identified in the section below titled “Assets to Be Sold—Illiquid Assets and Valuation Analysis” and in the Master Fund’s Annual Report on Form 10-K incorporated by reference herein. See “Financial and Other Information” below. Consequently, without shareholder approval of both Proposal I and Proposal II, the Companies would likely be unable to liquidate and dissolve, and shareholders of the Master Fund, including shareholders of the Feeder Funds, would be unlikely to benefit from final distributions, or otherwise would risk that any final distribution would be eroded by the Companies’ ongoing operational and other expenses. For the reasons described herein and under Proposal I, the Independent Trustee Committee has determined that it is in the best interests of shareholders to permit the liquidation and dissolution of each Company by pursuing the Sale Transactions.

Assets To Be Sold – The Illiquid Assets and Valuation Analysis

As noted above, the Master Fund’s non-cash portfolio is comprised of Illiquid Assets that—without further action—would remain in the Master Fund’s portfolio for the reasonably foreseeable future. As of February 10, 2025, the Master Fund’s investments, each of which, except as otherwise noted below, is an Illiquid Asset to be sold by the Master Fund to Guggenheim and/or an affiliate as part of the Liquidating Transactions, are set forth below.

Pursuant to a Letter Agreement, dated January 27, 2025, an independent valuation firm (the “Independent Valuation Firm”) was instructed by the Independent Trustee Committee to provide certain independent asset valuation and other services to the Independent Trustee Committee. Prior to such engagement, the Independent Valuation Firm discussed with the Board of Trustees and the Independent Trustee Committee its qualifications and experience with, and approach to, complex valuations and their general familiarity with the Illiquid Assets. The Independent Valuation firm performed an evaluation of the Illiquid Assets in accordance with its ordinary course procedures and methodologies for such types of assets and determined the fair market value of the Illiquid Assets as of February 10, 2025 (the “Independent Valuation Firm February 10, 2025 Valuation”).[1] A description of the valuation methodologies used by the Independent Valuation Firm for valuing each Illiquid Asset is contained in the table below.

[1] Upon written request, certain information from the Independent Valuation Firm February 10, 2025 Valuation will be disclosed to record shareholders of the Feeder Funds that request it and execute appropriate non-disclosure and non-reliance agreements.

Asset	Valuation Methodology	Description of Valuation Methodology
ACCURIDE CORPORATION TLB 1L	Recovery Analysis (Enterprise Value Waterfall)	Recovery Analysis incorporates an enterprise valuation of the subject company using a combination of valuation methodologies to conclude on an enterprise value for the business. The concluded enterprise value is then considered and hypothetical recoveries of the subject securities are analyzed based on the anticipated proceeds to be received upon liquidation of the issuer.
LIFELONG LEARNER (PSI) 1L TLB
LIFELONG (PSI)1L DDTLA FUNDED
LIFELONG (PSI) 1L REV FUNDED
LIFELONG (PSI) 1L REV UNF
LIFELONG (PSI)1L DDTLB FUNDED
DREW MARINE 1L TL	Discounted Cash Flow (“DCF”) Analysis	DCF analysis involves projecting the future cash flows of an asset, discounting such cash flows to their present value using an appropriate discount rate and summing the present values to arrive at the asset’s valuation. Cash flows considered include expected principal repayments, interest payments and other cash flows associated with the debt, including expected future probability-weighted earnout payments, if applicable. Additional factors such as general economic and market conditions, the financial condition and creditworthiness of the issuer (or guarantor, if applicable), the spread relationship to the U.S. Treasury market, the expected path of interest rates, supply and demand for the particular instrument and reports of analysts are considered.
YAK BLOCKER 2 LLC SERIES C-1
YAK BLOCKER 2 LLC SERIES C-2
POLYVISION CORP 1L TLB USA	DCF Analysis / Recovery Analysis (Enterprise Value Waterfall)

DCF analysis involves projecting the future cash flows of an asset, discounting such cash flows to their present value using an appropriate discount rate and summing the present values to arrive at the asset’s valuation. Cash flows considered include expected principal repayments, interest payments and other cash flows associated with the debt, including expected future probability-weighted earnout payments, if applicable. Additional factors such as general economic and market conditions, the financial condition and creditworthiness of the issuer (or guarantor, if applicable), the spread relationship to the U.S. Treasury market, the expected path of interest rates, supply and demand for the particular instrument and reports of analysts are considered.

Recovery Analysis incorporates an enterprise valuation of the subject company using a combination of valuation methodologies to conclude on an enterprise value for the business. The concluded enterprise value is then taken and hypothetical recoveries of the subject securities are analyzed based on the anticipated proceeds to be received upon liquidation of the issuer.

POLYVISION CORP 1L DDTL FUNDED
POLY VISION NV 1L TLB BELGIUM
POLYVISION CORP 1L TLB CL
IOP PV HOLDINGS
IOP PV HOLDINGS PFD
PERMIAN PRODUCTION 1L TL PIK
PERMIAN PRODUCTION PARTNERS LLC
MORAN FOODS(SAL) 1L EXTENDED TL
MORAN FOODS(SAL)1L 22 INRC FLSO TL
MORAN FOODS 1L FLSO PIK TL

SAVE-A-LOT

Guggenheim also performed an evaluation of the Illiquid Assets conducted in accordance with its ordinary course procedures and methodologies for such types of assets and determined the fair market value of the Illiquid Assets as of February 10, 2025 (the “Guggenheim February 10, 2025 Valuation”). A description of the valuation methodologies used by Guggenheim for valuing each Illiquid Asset is contained in the table below.

Asset	Valuation Methodology	Description of Valuation Methodology
ACCURIDE CORPORATION TLB 1L	DCF Analysis / Guideline Public Company Analysis

DCF analysis involves projecting the future cash flows of an asset, discounting such cash flows to their present value using an appropriate discount rate and summing the present values to arrive at the asset’s valuation. Cash flows considered include expected principal repayments, interest payments and other cash flows associated with the debt, including expected future probability-weighted earnout payments, if applicable. Additional factors such as general economic and market conditions, the financial condition and creditworthiness of the issuer (or guarantor, if applicable), the spread relationship to the U.S. Treasury market, the expected path of interest rates, supply and demand for the particular instrument and reports of analysts are considered.

Guideline Public Company Analysis involves an analysis of a set of assets that are comparable to the valued assets. The metrics of issuers of similar size and nature to the issuers for the assets being valued are evaluated to arrive at an estimated valuation.

DREW MARINE 1L TL
LIFELONG LEARNER (PSI) 1L TLB
LIFELONG (PSI)1L DDTLA FUNDED
LIFELONG (PSI) 1L REV FUNDED
LIFELONG (PSI) 1L REV UNF
LIFELONG (PSI) 1L DDTLB FUNDED
POLYVISION CORP 1L TLB USA
POLYVISION CORP 1L DDTL FUNDED
POLY VISION NV 1L TLB BELGIUM
POLYVISION CORP 1L TLB CL
MORAN FOODS 1L FLSO PIK TL
MORAN FOODS(SAL) 1L EXTENDED TL
MORAN FOODS(SAL)1L 22 INRC FLSO TL
IOP PV HOLDINGS	Recovery Analysis (Enterprise Value Waterfall)	Recovery Analysis incorporates an enterprise valuation of the subject company using a combination of valuation methodologies to conclude on an enterprise value for the business. The concluded enterprise value is then considered and hypothetical recoveries of the subject securities are analyzed based on the anticipated proceeds to be received upon liquidation of the issuer.
IOP PV HOLDINGS PFD
SAVE-A-LOT
PERMIAN PRODUCTION PARTNERS LLC	Recovery Analysis (Sale Scenario)	Recovery Analysis incorporates a sales scenario involving estimating the value of an asset based on the anticipated proceeds to be received upon sale of the issuer.

YAK BLOCKER 2 LLC SERIES C-1	Recovery Analysis (Probability-Weighted Expected Return Method (“PWERM”))	Recovery Analysis incorporates a PWERM technique involving estimating the value of an asset based on the probability-weighted present value of future outcomes for an issuer, such as initial public offering, sale, dissolution or continued operation.
YAK BLOCKER 2 LLC SERIES C-2
PERMIAN PRODUCTION 1L TL PIK	Vendor Quote	A third-party pricing service is retained to provide an estimated valuation.

As described under “Summary of Terms of the Sale Transactions” below, the Purchase Price (as defined below), which will be the consideration received by the Master Fund for the sale of the Illiquid Assets, will be determined by using the higher of the fair market value of each Illiquid Asset as reported in the Guggenheim February 10, 2025 Valuation as brought down by the Final Guggenheim Valuation (as defined below) and the Independent Valuation Firm February 10, 2025 Valuation as brought down by the Final Independent Valuation Firm Valuation (as defined below).

Summary of Terms of the Sale Transactions

Subject to shareholder approval of Proposal II, the Sale Transactions would be carried out pursuant to the terms set forth below.

•	The Master Fund will sell the Illiquid Assets in one or more related transactions to Guggenheim and/or its affiliates.
•	Guggenheim and/or its affiliates will pay the fair market value (calculated as described below) of each Illiquid Asset to the Master Fund (the “Purchase Price”) established as of the date (the “Final Valuation Date”) that is approximately 15 days before the date on which the Sale Transactions are consummated (the “Closing Date”).
•	Guggenheim will bring down the Guggenheim February 10, 2025 Valuation to the Final Valuation Date (such bring down, the “Final Guggenheim Valuation”) and the Independent Valuation Firm will bring down the Independent Valuation Firm February 10, 2025 Valuation to the Final Valuation Date (such bring down, the “Final Independent Valuation Firm Valuation”). The Purchase Price will be the higher of the fair market value of each Illiquid Asset as calculated based on the Final Guggenheim Valuation or the Final Independent Valuation Firm Valuation, as applicable.
•	The Sale Transactions will be accounted for as a sale of certain assets. Based on February 10, 2025, data, it appears likely that as of the Closing Date, the Master Fund will realize a loss for accounting and tax purposes.
•	The parties to the Sale Transactions will make certain representations and warranties, and the Sale Transactions would be subject to the satisfaction of certain conditions, one of which is that shareholders must approve Proposal I.
•	If the Purchase Price were based on the higher of the fair market value of each Illiquid Asset as reported on the Guggenheim February 10, 2025 Valuation or the Independent Valuation Firm February 10, 2025 Valuation, as applicable, the cash proceeds to the Master Fund after all Illiquid Assets are sold in the Sale Transactions are estimated to be $5.3 million. Such proceeds from the sale of the Illiquid Assets and the cash or cash equivalents held in the Master Fund’s portfolio will be used to pay any indebtedness and the expenses associated with the Sale Transactions and other expenses, and the remaining balance, which is expected to be approximately $6.3 million, will be distributed to shareholders of the Master Fund.

Risks of Non-Consummation of the Sale Transactions

The consummation of the Sale Transactions and the payment of the Purchase Price is contingent upon certain conditions, including approval by shareholders of the Master Fund of Proposal I and this Proposal II. No assurances can be given that these conditions will be satisfied by the parties to the Sale Transactions and, to the extent such conditions are not satisfied, the Sale Transactions will not be consummated. In the event of the termination, or otherwise the non-consummation of the Sale Transactions, the Company would retain the Illiquid Assets proposed to be sold and would continue to manage assets in accordance with the Liquidation Plan, which would in all likelihood render it more difficult to liquidate and dissolve the Companies and distribute liquidation proceeds to shareholders, or otherwise heighten the risk that any final liquidating distributions would be partially or fully eroded by the Companies’ ongoing operational and other expenses.

Certain U.S. Income Tax Considerations of the Proposals

The following is a summary of certain U.S. federal income tax consequences of the Proposals. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury Regulations, rulings of the IRS, and judicial decisions which are in effect on the date of this Joint Proxy Statement. No advance rulings have been or will be requested from the IRS regarding any matter discussed in this Joint Proxy Statement, and there can be no assurance that the IRS will not challenge one or more of the legal conclusions discussed in this summary.

This summary does not discuss all of the U.S. federal income tax matters that may be relevant to the Master Fund, each of the Feeder Funds, or the shareholders of each of the Companies. This summary also does not consider various tax rules or limitations applicable to persons subject to special rules under the Code, including, among others, insurance companies, financial institutions, broker-dealers, foreign shareholders, and (except as specifically indicated) tax-exempt entities. Finally, this summary does not discuss taxation by foreign jurisdictions or state and local taxing authorities. Accordingly, you are urged to consult your own tax advisors to determine the federal, state, local and foreign income and other tax consequences of the Proposals in light of your own particular tax circumstances.

Certain U.S. Income Tax Considerations Related to the BDC Election Withdrawal

As a regulated investment company under subchapter M of the Code (a “RIC”), each of the Companies generally has been relieved of U.S. federal income tax on that part of its net investment income and realized capital gains which it distributed to its shareholders. In other words, as a RIC, each of the Companies has not been subject to corporate level U.S. federal income tax on its net investment income and realized capital gains since its distributions to its shareholders were equal to or greater than such income or gain. If the BDC Election Withdrawal is approved and the Companies withdraw each of their election to be treated as a BDC prior to the liquidation of the Companies, each of the Companies will no longer qualify to be treated as a RIC under the Code, effective as of the taxable year in which the BDC Election Withdrawal become effective. Therefore, each of the Companies would be subject to corporate level U.S. federal income tax on its net investment income and realized capital gains, whether it distributes such amounts to its shareholders or not. It should be noted, that even if the BDC Election Withdrawal is not approved, there is a risk that, as each of the Companies continues its wind-down phase, each Company will fail to meet the diversification requirements to qualify as a RIC. In any event, the Master Fund and each of the Feeder Funds anticipates that they will have sufficient losses to offset most of any income or gains it may realize, although no assurances in this regard can be given.

Tax Consequences of the Sale Transactions to the Master Fund

The consummation of the Sale Transactions would result in the Master Fund selling the Illiquid Assets to Guggenheim or an affiliate for the Purchase Price. Thus, the Master Fund will have taxable gain or loss equal to the difference between the Purchase Price of the Illiquid Assets (less liabilities, if any) and the adjusted tax basis of the Illiquid Assets. Assuming that the Master Fund had successfully withdrawn its BDC election, the Master Fund will no longer be treated as a RIC under the Code and will be subject to entity-level tax on any taxable gain resulting from the Sale Transactions at the current corporate rate. While we expect that any taxable gain resulting from the Sale Transactions to be offset by any available capital loss carryover from previous taxable years of the Master Fund, no assurance can be given in this regard.

Tax Consequences of the Liquidating Transactions to each Feeder Fund and its Shareholders

Assuming that Proposal I is successful, each Feeder Fund will no longer be treated as a RIC under the Code as of the effective date of the BDC Election Withdrawal, and as such, each Feeder Fund will be subject to entity-level tax as a corporation at the regular corporate rate.

The Feeder Funds, as shareholders of the Master Fund, will each recognize gain or loss measured by the difference between its tax basis in its Master Fund Shares and the fair market value of the distributed proceeds to each of the Feeder Funds by the Master Fund. It is anticipated that each of the Feeder Funds will recognize a loss on the distribution by the Master Fund of its assets to the Feeder Funds. Based on the fair market value of the Master Fund’s assets as of February 10, 2025, GCIF 2019’s and GCIF 2016T’s aggregate adjusted basis in the Master Fund shares of approximately $5.3 million and $17.5 million, respectively, GCIF 2019 and GCIF 2016T will each recognize an estimated loss of approximately $4.1 million and $13.3 million, respectively upon completion of the Sale Transactions.

Any gain or loss recognized by each of the Feeder Funds as a result of the Sale Transactions will be characterized as a capital gain or loss. Each of the Feeder Funds has held its Master Fund Shares for at least one year, thus any gain or loss on the distribution of the assets of the Master Fund will be long-term capital gain or loss.

This is only a preliminary estimate. Two factors could cause the amount that each of the Feeder Funds will be treated as receiving to vary, perhaps significantly, from this preliminary estimate. First, the preliminary estimate reflects values as of February 10, 2025, but the amount of each Feeder Fund’s gain or loss will depend on the value of the assets and liabilities of Master Fund as compared to the final Purchase Price. Second, most assets held by the Master Fund are Illiquid Assets that are not publicly traded and for which there are no market quotes available to establish their fair market value with certainty. The Purchase Price will be determined based on the valuation processes outlined above. The IRS, however, will not be bound by this valuation and could assert that Master Fund’s assets had a higher value on the date of the Sale Transactions than the value reported to the Feeder Funds and their respective shareholders. As a result, any gain or loss realized by the shareholders could vary significantly from the estimates disclosed in this Joint Proxy Statement.

Certain provisions of the Code limit the deduction of losses and expenses connected with investments. For example, under Section 1211 of the Code, capital losses are generally deductible only against capital gains. Individual taxpayers may, however, deduct up to an additional $3,000 per year in capital losses against ordinary income and carry forward unused capital losses to subsequent taxable years.

This Joint Proxy Statement does not describe all the limitations on deductions that apply generally to investments under the Code, and you should consult your own tax advisors with respect to such questions.

Independent Trustee Committee Considerations with Respect to the Sale Transactions

Between January 22, 2025 and March 13, 2025, the Independent Trustees Committee held various teleconferences to consider certain factors related to the Sale Transactions, and, in view of the long-term impracticability of the Companies continuing to make liquidating distributions on a substantially diminished asset base, as well as the impracticability of causing the Companies to continue to bear considerable ongoing fixed and variable costs, determined unanimously that it would be in the best interests of the shareholders of the Master Fund to effect the Sale Transactions. As noted above and discussed in detail below, subject to shareholder approval of Proposal I by each of the Companies, the Sale Transactions would result in a sale of all or substantially all of the Master Fund’s assets, and complete liquidation of the Companies accompanied by a last distribution of the proceeds of such transactions to shareholders.

In arriving at its determination that the Sale Transactions are in the best interests of the Master Fund and its shareholders, the Independent Trustee Committee carefully considered a number of factors. These factors included, without assigning any specific or relative weight to these factors:

•	The belief that liquidation and dissolution of the Companies is in the best interests of the Companies and their shareholders;
•	The inability to realize the Illiquid Assets in a timely fashion or in the regular course in orderly market transactions;
•	The continuing operating costs of the Companies, which reduce the amount of proceeds eventually available to shareholders;
•	The terms of the Sale Transactions, including that Guggenheim and/or its affiliates agreed to purchase each Illiquid Asset at the higher of the fair market value of such Illiquid Asset as reported on the Final Guggenheim Valuation or the Final Independent Valuation Firm Valuation, as applicable.
•	The Master Fund intends to distribute proceeds from the Sale Transactions, accounting for any remaining liabilities of the Master Fund, to shareholders of the Master Fund, resulting in the complete liquidation of the Master Fund. Each Feeder Fund would then distribute its proceeds from the Sale Transactions, accounting for any remaining liabilities of the applicable Feeder Fund, to its shareholders, resulting in the complete liquidation of each Feeder Fund.

Pursuant to joint resolutions of the Board of Trustees, the Board of Trustees delegated, and the Independent Trustee Committee assumed, full power and authority of the Board of Trustees to, among other things, (i) review and evaluate the terms of, and any potential conflicts of interests arising in connection with, the Sale Transactions and any related arrangements; (ii) determine whether the Sale Transactions and any related arrangements are in the best interests of the Companies and their shareholders; (iii) make the recommendations herein with respect to how shareholders of the Companies should vote with respect to Proposal II, as well as, subject to shareholder approval, approve (or disapprove) the Sale Transactions; and (iv) make any other decisions, findings or determinations, or take any other actions that the Independent Trustee Committee deems to be necessary, appropriate or advisable and in the best interests of the applicable Company and its shareholders with respect to the matters discussed in this Joint Proxy Statement.

After weighing such factors and considerations, and performing such evaluations and reviews, the Independent Trustee Committee unanimously recommended that the shareholders of the Master Fund, including shareholders of each Feeder Fund voting on a pass-through basis, approve the Sale Transactions.

Required Vote

A vote of the majority of the Shares of the Master Fund, with shareholders of each Feeder Fund voting on a pass-through basis, is required for approval of the Sale Transactions.

The Independent Trustee Committee of each Company recommends that you vote “FOR” Proposal II.

Financial and Other Information

The Master Fund’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, GCIF 2016T’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and GCIF 2019’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 is each incorporated herein by reference. Each Company will furnish, without charge a copy of its financial statements for the fiscal year ended December 31, 2024 to shareholders who make a written request to the Company. Copies of these documents may also be accessed electronically by means of the SEC’s home page on the internet at http://www.sec.gov.

FORWARD LOOKING STATEMENTS

This Joint Proxy Statement or exhibits incorporated by reference herein, including the Master Fund’s Annual Report on Form 10-K, may contain statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. These forward-looking statements generally are characterized by the use of terms such as “may,” “should,” “plan,” “anticipate,” “estimate,” “intend,” “predict,” “believe,” “expect,” “will,” “will be,” and “project” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, our actual results could differ materially from those set forth in the forward-looking statements. Some factors that might cause such a difference include the following: increased direct competition; changes in government regulations or accounting rules; changes in local, national and global economic and capital market conditions; our ability to obtain or maintain credit lines or credit facilities on satisfactory terms; changes in interest rates; availability of proceeds from our private offering of common shares; our ability to identify suitable investments and/or to close on identified investments; the performance of our investments; and the ability of borrowers related to our debt investments to make payments under their respective loans. Our actual results could differ materially from those implied or expressed in the forward-looking statements for any reason. You should exercise caution in relying on forward-looking statements as they involve known and unknown risks, uncertainties and other factors that may materially affect our future results, performance, achievements or transactions. Information on factors which could impact actual results and cause them to differ from what is anticipated in the forward-looking statements contained herein is included in this Joint Proxy Statement as well as in our other filings with the SEC. Moreover, because we operate in a very competitive and rapidly changing environment, new risks are likely to emerge from time to time. Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements as a prediction of future results, which apply only as of the date of this Joint Proxy Statement, unless noted otherwise. Except as may be required by federal securities laws and the rules and regulations of the SEC, we do not undertake to revise or update any forward-looking statements. The forward-looking statements should be read in light of the risk factors identified in Part II. Item 1A. of the Master Fund’s Form 10-K for the fiscal year ended December 31, 2024, that was filed on March [ ], 2025.

SHAREHOLDER COMMUNICATIONS

Shareholders who want to communicate with the Board of Trustees or any individual member of the Board of Trustees should email GIIntermediaryClosedEndFunds@guggenheiminvestments.com or write the Companies to the attention of Amy Lee, Secretary, at 227 West Monroe Street, Chicago, Illinois 60606. The communication should indicate that you are a shareholder. If the communication is intended for a specific member of the Board of Trustees and so indicates, it will be sent only to that member of the Board of Trustees. If a communication does not indicate a specific member of the Boards of Trustees, it will be sent to all Trustees for further distribution as deemed appropriate by such persons.

Additionally, shareholders with complaints or concerns regarding accounting matters may email GIIntermediaryClosedEndFunds@guggenheiminvestments.com or address letters to James Howley at 227 West Monroe Street, Chicago, Illinois 60606. Such letters may be submitted on an anonymous basis.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table presents certain information as of the Record Date, with respect to the beneficial ownership of the Shares by (1) each existing trustee, (2) each existing executive officer and (3) all of the Master Fund’s existing trustees and existing executive officers as a group.

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act and includes voting or investment power with respect to the Shares. There are no Shares subject to options that are currently exercisable or exercisable within 60 days of the Record Date.

Unless otherwise indicated, to the Master Fund’s knowledge, all persons named in the table below have sole voting power and sole investment power with respect to the Shares indicated as beneficially owned. In addition, unless otherwise indicated, the address for each person named below is c/o Guggenheim Credit Income Fund, 330 Madison Avenue, New York, New York 10017. The executive officers identified below also serve as executive officers of the two affiliated Feeder Funds in the same positions. The Master Fund does not have any employees.

	Number of Shares Beneficially Owned	Percentage

Interested Trustees:
Brian E. Binder	-	-
Independent Trustees:
Marc S. Goodman	-	-
Peter E. Roth	-	-
Current Executive Officers:
Brian E. Binder	-	-
James Howley	-	-
Amy J. Lee	-	-
Joanna M. Catalucci	-	-
Existing Directors and Executive Officers as a group	-	-

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Exchange Act, the members of the Board of Trustees and our executive officers, and any persons holding more than 10% of our common stock, are required to report their beneficial ownership and any changes therein to the SEC and us. Specific due dates for those reports have been established, and we are required to report herein any failure to file such reports by those due dates. Based on our review of Forms 3, 4 and 5 filed by such persons, and information provided by the members of the Board of Trustees and our officers, we believe that during the fiscal year ended December 31, 2024, all Section 16(a) filing requirements applicable to such persons were met in a timely manner.

* * *

Whether or not you plan to attend the Joint Meeting, you are requested to complete, date, sign and promptly return the accompanying proxy card in the enclosed postage-paid envelope.

By Order of the Board of Trustees,

[ ]

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GUGGENHEIM CREDIT INCOME FUND

GUGGENHEIM CREDIT INCOME FUND 2016 T

GUGGENHEIM CREDIT INCOME FUND 2019

PROXY FOR A JOINT SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 12, 2025

The undersigned hereby revokes all previous proxies for his/her shares of Guggenheim Credit Income Fund (the “Master Fund”), Guggenheim Credit Income Fund 2016 T (“GCIF 2016T”) and Guggenheim Credit Income Fund 2019 (“GCIF 2019”) (collectively, the “Companies”) and appoints Amy J. Lee and Mark E. Mathiasen, or any one of them, proxies, each with full power of substitution, to vote and act with respect to all shares which the undersigned is entitled to vote at the joint special meeting of shareholders of the Companies to be held at the offices of Guggenheim Partners Investment Management, Inc. located at 227 West Monroe Street, Chicago, Illinois 60606 on May 12, 2025, at 10:00 a.m. Central Time (with any adjournments or delays thereof, the “Joint Meeting”) upon the matters set forth on the reverse side (the “Proposals”) and instructs them to vote upon any other matters that may properly be acted upon at the Meeting.

Please refer to the Proxy Statement for a discussion of Proposal 1 and Proposal 2.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: The Notice of Meeting, Proxy Statement and Proxy Card are available at: https://vote.proxyonline.com/guggenheim/docs/Guggenheim2025.pdf

Please sign, date, and mail your Proxy Card in the envelope provided as soon as possible.

[PROXY ID NUMBER HERE]    [BAR CODE HERE]    [CUSIP HERE]

YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE COUNTED. The signer(s) acknowledges receipt of this Proxy Statement. Your signature(s) should be exactly as your name(s) appear on this Proxy (reverse side). If the shares are held jointly, each holder should sign this Proxy. Attorneys-in-fact, executors, administrators, trustees or guardians should indicate the full title and capacity in which they are signing.

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SIGNATURE (AND TITLE IF APPLICABLE)	DATE

SIGNATURE (AND TITLE IF APPLICABLE)	DATE

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF EACH COMPANY (THE “BOARD OF TRUSTEES”). THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 1 AND THE INDEPENDENT TRUSTEES COMMITTEE OF EACH COMPANY UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 2. When properly executed, this proxy will be voted as indicated or “FOR” the proposals if no choice is indicated. The Proxy will be voted in accordance with the Proxy holders’ discretion as to any other matters that may arise at the Meeting. A vote for Proposal 1 is deemed a vote with respect to the Master Fund and the Feeder Fund of which you are a shareholder.

TO VOTE, MARK CIRCLES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example: ●

PROPOSALS

1. For shareholders of each Company, including shareholders of GCIF 2016T and GCIF 2019 voting with respect to the Master Fund on a pass-through basis, to consider and approve the withdrawal of its election to be regulated as a business development company under the U.S. Investment Company Act of 1940 and its subsequent liquidation and dissolution

FOR	AGAINST	ABSTAIN
☐	☐	☐

2. For the shareholders of the Master Fund, including shareholders of each Feeder Fund voting on a pass-through basis, to consider and approve the sale of certain illiquid assets held by the Master Fund to permit the liquidation and dissolution of all of the Companies and the distribution of sale proceeds to shareholders

FOR	AGAINST	ABSTAIN
☐	☐	☐

THANK YOU FOR VOTING.